THIS AMENDMENT IS MADE
             IN TRIPLICATE AND RECORDED IN THE
         COUNTY OF MONROE, THE COUNTY OF LUZERNE
         AND THE COUNTY OF LACKAWANA, PENNSYLVANIA

                                             Loan No.
                                             2-910590

                     AMENDMENT TO MORTGAGE
              AND ASSIGNMENT OF RENTS AND LEASES


     This AMENDMENT TO MORTGAGE AND ASSIGNMENT OF RENTS AND LEASES ("Mortgage Amendment") is made this 14 day of June, 1996 by and between MARK CENTERS LIMITED PARTNERSHIP, a Delaware Limited Partnership ("Mortgagor"), and FIRSTRUST SAVINGS BANK ("Mortgagee").


                           RECITALS

     A. Mortgagee is the holder of a Master Note from Mortgagor to Mortgagee dated December 21, 1995 in the original principal amount of Six Million Dollars ($6,000,000) ("Note") and Mortgagor and Mortgagee have executed a Note Modification Agreement of even date herewith (the "Note Amendment") whereby the Note has been amended to increase the principal amount thereof to Seven Million Five Hundred Thousand Dollars ($7,500,000), to change the interest rate thereunder, to extend the maturity date thereunder and to effectuate certain other modifications.

     B. Payment of the Note is secured by three mortgage and security agreements, each dated December 21, 1995 from Mortgagor to Mortgagee (collectively the "Mortgages") and recorded as follows:

          1.   In the Recorder of Deeds office of Monroe County,
Pennsylvania in Record Book 2021, Page 2378.

          2. In the Recorder of Deeds office for Luzerne County in Mortgage Book 2008, Page 20.

          3.   In the Recorder of Deeds office for Lackawana
County in Mortgage Book 1793, Page 527.

     C. The Note is further secured by three Assignment of Rents and Leases, each dated December 21, 1995 (collectively
"Assignment of Rents") and recorded as follows:

          1. In the Recorder of Deeds Office for Monroe County in Record Book 2021, Page 2402.

          2. In the Recorder of Deeds Office for Luzerne County in Deed Book 2549, Page 1160.

          3.   In the Recorder of Deeds Office for Lackawana
County in Book 1532, Page 606.

     D. Mortgagor and Mortgagee desire to modify and confirm that the Mortgages and the Assignments of Rents continue to secure the performance of Mortgagor's obligations under the Note, as amended by the Note Amendment.

     NOW, THEREFORE, in consideration of the premises by each of the parties to the other, receipt of which is hereby acknowledged, and other good and valuable consideration, Mortgagor does hereby grant, bargain, sell, remise, release, enfeoff, confirm and mortgage unto Mortgagee all of the Mortgagor's right, title and interest in the land described in Exhibit "A" attached hereto and all buildings and improvements now or hereafter erected thereon, and the parties, intending to be legally bound, further covenant and agree as follows:




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          1.   Mortgagor and Mortgagee confirm and agree that the
Mortgages and the Assignments of Rents are modified and extended to secure, as a first lien on the premises described herein, the performance of the Mortgagor's obligations under the Note, as amended and supplemented by the Note Amendment.

          2. Mortgagor stipulates and declares to Mortgagee that Mortgagor has no charge claim, demand, defense, counterclaim, plea or set-off upon, for or against the Note, the Mortgages or Assignments of Rents or against Mortgagee with respect to the loan evidenced by the Note.

          3. It is expressly understood and agreed that the said Mortgagor is bound by a certain obligation or writing obligatory under his/her/its/their hands and seals duly executed, stands firmly bound unto this said Mortgagee in the sum of up to Seven Million Five Hundred Thousand Dollars ($7,500,000.00) and the Mortgages and Assignment of Rents are hereby amended to restate the maximum outstanding principal amount of the Note, as amended by the Note Amendment, as being Seven Million Five Hundred Thousand Dollars ($7,500,000). All references in the Mortgages and Assignments of Rents to the sum of Six Million Dollars ($6,000,000) shall hereafter be changed to the sum of Seven Million Five Hundred Thousand Dollars ($7,500,000).

          4. All references to the Loan Agreement in the Mortgages shall also be deemed to refer to the Loan Agreement as amended by that certain First Amendment to Loan Agreement by and between Mortgagor and Mortgagee of even date herewith.

          5. Paragraph 1 of the Riders to the Mortgages is amended to restate the amount of revolving credit facility from $6,000,000 to $7,500,000.









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          6.   Paragraph 3 of the Riders to the Mortgages is
hereby amended to reflect that the interest rate under the Note Amendment is the higher of: (i) eight and three-quarters percent (8.75%) per annum or (ii) the Firstrust Savings Bank Commercial Reference Rate (as defined in the Note Amendment) plus one-half percent (1/2%) per annum.

          7. Paragraph 4 of the Riders to the Mortgages is hereby amended to provide that the obligation under the Note, as amended by the Note Amendment, shall mature and the entire amount advanced by Mortgagee will be due and payable on June 30, 1997 (the "Maturity Date").

          8. Paragraph 5 (b) of the Riders to the Mortgages is hereby amended and restated as follows:

Payment of Principal: From and after January 1, 1997, and on the first day of the month thereafter until the maturity date, Mortgagor shall pay to Mortgagee a principal payment of Fifty Thousand ($50,000) Dollars each month. Partial or full prepayment of principal may occur at anytime without penalty or premium. For amounts greater than $250,000, Mortgagor shall provide Mortgagee with ten (10) days notice of their intention to pay down the line.

          9. Paragraph 22 is added to the Riders to the Mortgages as follows:

CROSS DEFAULT CLAUSE: A DEFAULT IN THE TERMS AND CONDITIONS OF THAT CERTAIN $2,500,000 MORTGAGE EXECUTED AND DELIVERED BY MORTGAGOR TO FIRSTRUST SAVINGS BANK ON JUNE 14, 1996 AND INTENDED TO BE RECORDED CONTEMPORANEOUSLY HEREWITH AND RECORDED IN RENSSELAER COUNTY, NEW YORK WITH RESPECT TO THE PREMISES KNOWN AS TROY PLAZA SHALL CONSTITUTE A DEFAULT HEREIN. LIKEWISE, A DEFAULT HEREIN SHALL CONSTITUTE A DEFAULT IN SAID $2,500,000 MORTGAGE.







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          10.  Except as modified hereby, the Mortgages and the
Assignments of Rents are ratified and confirmed and remain in full force and effect.

                              BORROWER:

                              MARK CENTERS LIMITED PARTNERSHIP, a
                              Delaware Limited Partnership, by
                              its general partner

                              BY:  MARK CENTERS TRUST, a Maryland
                              Business Trust

                              BY:  /s/ Joshua Kane
                                   Name:  Joshua Kane
                                   Title: Senior Vice President

                              ATTEST:  /s/ Steven M. Pomerantz
                                   Name:  Steven M. Pomerantz
                                   Title: Assistant Secretary

                              LENDER:

                              FIRSTRUST SAVINGS BANK

                              BY:  /s/ William F. Bruckner
                                   Name:  William F. Bruckner
                                   Title: Vice President



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